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                                                                    EXHIBIT 10.1

                                 LEUCHEMIX, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         This Series A Preferred Stock Purchase Agreement (this "AGREEMENT") is made as of the 1st day of October, 2004, by and between Leuchemix, Inc., a California corporation (the "COMPANY"), and Combimatrix Corporation, a Delaware corporation (the "INVESTOR").

         Whereas, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's Series A Preferred Stock on the terms and conditions set forth in this Agreement;

         Now, therefore, the parties hereby agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL STOCK.

1.1      SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

         Subject to the terms and conditions of this Agreement, Investor agrees to purchase and the Company agrees to sell to Investor at the Initial Closing (as defined below) and each Subsequent Closing (as defined below) the number of shares (the "INITIAL SHARES" and the "SUBSEQUENT SHARES," respectively, and collectively, the "SHARES") of Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), set forth on SCHEDULE 1 hereto for a purchase price of US$1.2749 per share. The Series A Preferred Stock shall contain the terms set forth in the Amended and Restated Articles of Incorporation of the Company (the "AMENDED ARTICLES"), being filed on or before the Initial Closing in the form attached hereto as EXHIBIT A. Each Share will be convertible into one share of Common Stock (the "COMMON STOCK") of the Company, as further set out in the Amended Articles (subject to adjustment pursuant to the provisions of the Amended Articles).

1.2      CLOSING DATES.

         The purchase and sale of the Initial Shares (the "INITIAL CLOSING") shall be held at the offices of Davis Wright Tremaine LLP, 1501 Fourth Avenue, Suite 2600, Seattle, Washington 98101, at 10:00 a.m., Pacific Standard Time, on October 1st, 2004, or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing. The purchases and sales of the Subsequent Shares (the "SUBSEQUENT CLOSING") shall be held at the offices of Davis Wright Tremaine LLP, 1501 Fourth Avenue, Suite 2600, Seattle, Washington 98101, at 10:00 a.m., Pacific Standard Time, on a mutually agreeable date that is within the first five business days of the applicable period indicated on
SCHEDULE 1 hereto, or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing. The Initial Closing and each Subsequent Closing are referred to herein as a "Closing" and the date on which a Closing occurs is referred to herein as a "CLOSING DATE."

         Notwithstanding any provision herein or in any other Transaction Document (defined below) to the contrary, from and after the Initial Closing the obligation for Investor to participate in each Subsequent Closing as contemplated by this Section 1.2 and SCHEDULE 1 hereto shall be absolute and


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unconditional. Without limiting the foregoing, the Company shall have no obligation whatsoever to update its disclosure with respect to any sale of securities to the Investor contemplated hereby inasmuch as (x) the Investor's investment decision with respect to the purchase of all Shares is being made as of the Initial Closing and (y) the delay represented by Subsequent Closings reflects solely an accommodation by the Company with respect to the timing for payment by the Investor for the Shares at issue.

1.3      NOTICE OF DEFAULT; OPPORTUNITY TO CURE.

         If Investor fails to fund the purchase of Subsequent Shares at any Subsequent Closing, the Company agrees to provide written notice of such failure to Investor. Investor shall have ten (10) days following the receipt of such notice to cure any such default.

1.4      DELIVERY.

         At each Closing, the Company shall deliver to Investor a certificate (in definitive form) registered in Investor's name, representing the Shares of Series A Preferred Stock to be purchased by Investor from the Company at such Closing against payment of the applicable purchase price as set forth on
SCHEDULE 1 hereto by wire transfer. If Investor does not have a representative at a Closing, the Company shall deliver such certificate by overnight courier service to the address as provided on the signature page herein.

1.4      NO OBLIGATION OF INVESTOR AFFILIATES.

         Notwithstanding anything to the contrary that may be set forth in this Agreement, the parties expressly acknowledge and agree that no affiliate of Investor, including, without limitation, Investor's parent corporation, Acacia Research Corporation, a Delaware corporation, and Investor's affiliate, Acacia Media Technologies Corporation, a Delaware corporation, shall have or otherwise incur any liability or obligation to the Company under this Agreement, including, without limitation, as a result of any failure by Investor to deliver the applicable purchase price with respect to any Closing.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on a SCHEDULE OF EXCEPTIONS delivered by the Company to Investor at the Initial Closing, the Company hereby represents and warrants to Investor, as of the Initial Closing, as set forth below in this
Section 2:

2.1      ORGANIZATION; GOOD STANDING; QUALIFICATION.

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, that certain Investor Rights Agreement dated as of even date herewith, by and between the Company, Investor, and the holders of Common Stock named therein (the "FOUNDERS"), the form of which is attached hereto as EXHIBIT B (the "INVESTOR RIGHTS AGREEMENT"), that


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certain Right of First Refusal and Co-Sale Agreement dated as of even date herewith, by and among the Company, Investor and the Founders, the form of which is attached hereto as EXHIBIT C (the "CO-SALE AGREEMENT"), that certain Voting Agreement dated as of even date herewith, by and among the Company, Investor and the Founders, the form of which is attached hereto as EXHIBIT D (the "VOTING AGREEMENT"), and any other agreements to which the Company is a party the execution and delivery of which is contemplated hereby (the "ANCILLARY AGREEMENTS"), to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investor Rights Agreement, the Co-Sale Agreement, the Voting Agreement, the Amended Articles and any Ancillary Agreement (collectively, the "TRANSACTION DOCUMENTS"). The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

2.2      AUTHORIZATION.

         All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder at the Initial Closing and each Subsequent Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Initial Closing, and the Transaction Documents, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable laws.

2.3      VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

         The Series A Preferred Stock that is being purchased by Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws.

2.4      GOVERNMENTAL CONSENTS.

         No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series A Preferred Stock by the Company or the issuance of Common Stock upon


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conversion of the Series A Preferred Stock, except (i) the filing of the Amended
Articles with the Secretary of State of the State of California, and (ii) such filings as have been made prior to the Initial Closing, (except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor).

2.5      CAPITALIZATION AND VOTING RIGHTS.

         The authorized capital of the Company consists, or will consist immediately prior to the Initial Closing, of:

         (a) PREFERRED STOCK. Ten Million (10,000,000) shares of Preferred Stock, of which Three Million One Hundred Thirty-Seven Thousand Five Hundred (3,137,500) shares have been designated Series A Preferred Stock, and up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Amended Articles.

         (b) COMMON STOCK. One Hundred Million (100,000,000) shares of common stock ("COMMON STOCK"), of which Six Million Two Hundred Seventy-Five Thousand (6,275,000) shares are issued and outstanding.

         (c) The outstanding shares of Common Stock are owned by the shareholders and in the numbers specified in SCHEDULE 2 hereto.

         (d) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

         (e) Except for (i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, (ii) the Investor Rights Agreement, and
(iii) the Voting Agreement, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, immediately prior to the Initial Closing, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

2.6      SUBSIDIARIES.

         The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

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2.7      CONTRACTS AND OTHER COMMITMENTS.

         There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or service, or (iv) indemnification by the Company with respect to infringement of proprietary rights.

2.8      RELATED-PARTY TRANSACTIONS.

         No employee, officer, shareholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, shareholders, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer, director, or shareholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

2.9      REGISTRATION RIGHTS.

         Except as provided in the Investor Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

2.10     PERMITS.

         The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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2.11     COMPLIANCE WITH OTHER INSTRUMENTS.

         The Company is not in violation or default in any material respect of any provision of its Amended Articles or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company. The execution, delivery, and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

2.12     LITIGATION.

         There is no action, suit, proceeding, or investigation pending or, to the knowledge of the Company, currently threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or, to the knowledge of the Company, currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company. The Company is not a party to or, to its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

2.13     DISCLOSURE.

         The Company has made available to Investor all the information reasonably available to it without undue expense that Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information that the Company believes is reasonably necessary to enable Investor to make such decision. To the Company's knowledge, neither this Agreement nor any other agreements, written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.14     OFFERING.

         Subject in part to the truth and accuracy of Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

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2.15     TITLE TO PROPERTY AND ASSETS; LEASES.

         The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

2.16     MATERIAL LIABILITIES.

         The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

2.17     CHANGES.

         To the Company's knowledge, since the date of incorporation, there has not been any event or condition of any type that has materially and adversely affected the business, properties, prospects, or financial condition of the Company.

2.18     PATENTS AND TRADEMARKS.

         To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted without any conflict with, or infringement of the rights of, others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company.

         Except for agreements with its own employees or consultants, in the case of employees substantially in the form referenced in Section 2.21 below, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. The Company has not received any written notice alleging that the Company has violated or does violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as


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proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

2.19     MANUFACTURING AND MARKETING RIGHTS.

         The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

2.20     EMPLOYEES; EMPLOYEE COMPENSATION.

         To its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

2.21     CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENTS.

         Each employee and officer of the Company has executed a Confidential Information and Inventions Assignment Agreement substantially in the form or forms, which have been made available to Investor.

2.22     TAX RETURNS, PAYMENTS, AND ELECTIONS.

         The Company has not filed any tax returns and reports (federal, state and local). The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("CODE"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. The Company has made adequate provisions on its books of


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account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

2.23     ENVIRONMENTAL AND SAFETY LAWS.

         To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

2.24     SECTION 83(B) ELECTIONS.

         To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock under agreements that provide for the vesting of such shares have filed timely elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

2.25     MINUTE BOOKS.

         The copy of the minute book of the Company made available to Investor contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes in all material respects.

2.26     CERTAIN ACTIONS.

         The Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to its common stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities or entered into any contracts with obligations individually in excess of $10,000 or in excess of $50,000 in the aggregate; (iii) made any loans or advances to any person, other than advances for travel expenses in the ordinary course of business; (iv) sold, exchanged or otherwise disposed of any materials assets or rights other than the sale of inventory on the ordinary course of business; or
(v) entered into any material transactions with any if its officers, directors or employees or any entity controlled by any of such individuals, or made any loans or guarantees for the benefit of its officers, directors or employees, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business.

3.       REPRESENTATIONS AND WARRANTIES OF INVESTOR.

         Investor hereby represents and warrants to the Company that:

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3.1      AUTHORIZATION.

         All corporate action on the part of Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of Investor thereunder at the Initial Closing and each Subsequent Closing has been taken or will be taken prior to the Initial Closing, and each Transaction Document, when executed and delivered, will constitute valid and legally binding obligations of Investor, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable laws.

3.2      PURCHASE ENTIRELY FOR OWN ACCOUNT.

         This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Series A Preferred Stock to be purchased by Investor and the Common Stock issuable upon conversion thereof (collectively, the "SECURITIES") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3      RECEIPT OF INFORMATION.

         Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

3.4      INVESTMENT EXPERIENCE.

         Investor represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that Investor is able to fend for itself, can bear the economic risk of Investor's investment, and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. Investor has not been organized for the purpose of acquiring the Series A Preferred Stock.

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3.5      ACCREDITED INVESTOR.

         Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

3.6      RESTRICTED SECURITIES.

         Investor understands that the Series A Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Series A Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, Investor is aware that the Series A Preferred Stock (and any Common Stock issued upon conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

3.7      LEGENDS.

         To the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends substantially in the Form set forth below:

         (a) The following legend under the Securities Act:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

3.8      FURTHER LIMITATIONS ON DISPOSITION.

         Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor Rights Agreement and the Voting Agreement provided and to the extent this Section and such agreements are then applicable, and:

         (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

         (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

3.9      OBLIGATION TO FUND.

         Investor acknowledges and agrees that the purchase of the Initial Shares at the Initial Closing shall obligate Investor, absolutely and unconditionally, to purchase all of the Subsequent Shares at each Subsequent Closing as set forth on SCHEDULE 1 hereto.

4.       CONDITIONS OF INVESTOR'S OBLIGATIONS AT INITIAL CLOSING.

         The obligations of Investor under paragraph 1.1 of this Agreement at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions, unless otherwise waived in writing (it being understood and agreed that, from and after the Initial Closing, the Investor's obligations at each Subsequent Closing shall be absolute and unconditional):

4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

4.2      PERFORMANCE.

         The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

4.3      COMPLIANCE CERTIFICATE.

         The President of the Company shall deliver to Investor at the Initial Closing a certificate certifying that the conditions specified in paragraphs 4.1, 4.2, 4.4, and 4.7 have been fulfilled.

4.4      QUALIFICATIONS.

         All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

4.5      PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

4.6      OPINION OF COMPANY COUNSEL.

         Investor shall have received from Pillsbury Winthrop LLP, counsel for the company, an opinion, dated as of the Initial Closing, in the form attached hereto as EXHIBIT E.

4.7      TRANSACTION AGREEMENTS.

         The Company shall have entered into the Investor Rights Agreement, the Co-Sale Agreement, and the Voting Agreement.

5.       CONDITIONS OF THE COMPANY'S OBLIGATIONS.

         The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, unless otherwise waived in writing:

5.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Investor contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2      QUALIFICATIONS.

         All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of such Closing.

5.3      TRANSACTION AGREEMENTS.

         The Investor shall have entered into the Investor Rights Agreement, the Co-Sale Agreement, and the Voting Agreement.

5.4      PAYMENT OF PURCHASE PRICE.

         The Investor shall have delivered the applicable purchase price as set forth on SCHEDULE 1 hereto.

6.       MISCELLANEOUS.

6.1      ENTIRE AGREEMENT.

         This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.2      SURVIVAL OF WARRANTIES.

         The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing.

6.3      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series A Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4      GOVERNING LAW.

         This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.5      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6.6      TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7      NOTICES.

         Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such party under this Agreement on the earliest of the following:

         (a) the date of personal delivery;

         (b) one (1) business day after transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter noticed to the parties hereto), with confirmation of transmission;

         (c) one (1) business day after deposit with a return receipt express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

         (d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

         All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement, or at such other address as such other party may designate by ten
(10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile or by express courier. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice. Notices to the Company will be marked "Attention: President."

6.8      FINDER'S FEES.

         Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

6.9      ATTORNEYS' FEES.

         If any action at law or in equity is necessary to enforce or interpret the terms of any of the Transaction Documents or the Amended Articles, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

6.10     AMENDMENTS AND WAIVERS.

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

6.11     SEVERABILITY.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       LEUCHEMIX, INC.


                                       By:  /S/ WILLIAM MATTHEWS
                                            -----------------------------------

                                       Title:  PRESIDENT
                                             ----------------------------------

                                       Address: 1600 CANADA LANE
                                                WOODSIDE, CA  94062



                                       COMBIMATRIX CORPORATION


                                       /S/ AMIT KUMAR
                                       ----------------------------------------
                                       By:  Amit Kumar, CEO

                                       CombiMatrix Corporation
                                       6500 Harbour Heights Parkway, Ste. 110
                                       Mukilteo, WA  98275




         [SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE 1



------------------------- -------------------- -----------------------
Date                      Amount               Shares
------------------------- -------------------- -----------------------

------------------------- -------------------- -----------------------
Q4-2004 (Initial
Closing)                  $250,000.24          196,094
------------------------- -------------------- -----------------------
Q1-2005                   $250,000.24          196,094
------------------------- -------------------- -----------------------

------------------------- -------------------- -----------------------
Q2-2005                   $350,000.85          274,532
------------------------- -------------------- -----------------------
Q3-2005                   $500,000.48          392,188
------------------------- -------------------- -----------------------
Q4-2005                   $500,000.48          392,188
------------------------- -------------------- -----------------------
Q1-2006                   $650,000.12          509,844
------------------------- -------------------- -----------------------

------------------------- -------------------- -----------------------
Q2-2006                   $750,000.72          588,282
------------------------- -------------------- -----------------------
Q3-2006                   $749,995.62          588,278
------------------------- -------------------- -----------------------

------------------------- -------------------- -----------------------
Total                     $3,999,998.75        3,137,500
------------------------- -------------------- -----------------------

                                   SCHEDULE 2

                               COMMON STOCK OWNERS

NAME                                             SHARES OF COMMON STOCK
----                                             ----------------------


John Burke                                                   25,000

Peter Crooks                                              1,000,000

Cindy Hawkins                                                25,000

Christopher Henney                                          100,000

Mike Hird                                                    25,000

Craig Jordan                                              1,000,000

William Matthews                                          2,000,000

Harikrishna Nakshatri                                     1,000,000

Christopher Sweeney                                       1,000,000

Roger Whiting                                               100,000


                                  TOTAL:                  6,275,000

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 LEUCHEMIX, INC.

         William Matthews certifies that:

         1. He is the President and Secretary of Leuchemix, Inc., a California corporation (the "CORPORATION").

         2. The date of filing of the original Articles of Incorporation of this Corporation with the Secretary of State of California was September 12, 2003.

         3. The Articles of Incorporation of the Corporation are amended and restated to read as follows:

                                   ARTICLE I.

         The name of the Corporation is Leuchemix, Inc.

                                   ARTICLE II.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III.

         A. The Corporation is authorized to issue two classes of stock designated "PREFERRED STOCK" and "COMMON STOCK," respectively. The number of shares of Preferred Stock authorized to be issued is TEN MILLION (10,000,000) and the number of shares of Common Stock authorized to be issued is ONE HUNDRED MILLION (100,000,000).

         B. THREE MILLION ONE HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED (3,137,500) shares of Preferred Stock are designated "SERIES A PREFERRED STOCK." The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "BOARD") is expressly authorized to provide for the issue of all or any wholly unissued shares of the Preferred Stock in one or more series, and to fix the designation and number of shares and to determine or alter for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series (subject to the provisions of Section 5(d) of Article III.C. below, if applicable) subsequent to the issue of shares of that series.

If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Preferred Stock

         C. Subject to the powers, preferences, rights, restrictions, limitations and other matters relating to one or more additional series of Preferred Stock as may be designated from time to time, the powers, preferences, rights, restrictions, limitations and other matters relating to Series A Preferred Stock are as follows (NOTE: Section references within this ARTICLE III.C. are to other Sections within this ARTICLE III.C. unless otherwise expressly provided):

         1. LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (in any event, a "LIQUIDATION"), the holders of Series A Preferred Stock shall be entitled to receive by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, an amount per outstanding share of Series A Preferred Stock equal to the sum of (i) $1.2749 (such amount being hereinafter referred to as the "ORIGINAL SERIES A PURCHASE PRICE"), as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to the Series A Preferred Stock after the Original Issue Date (as defined in SECTION 3(F)(I)(2) below), and (ii) an amount equal to the sum of all declared but unpaid dividends on each such share (the sum of clauses (i) and (ii) being hereinafter referred to as the "SERIES A LIQUIDATION PREFERENCE"). If, upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably, on a per share basis, among the holders of Series A Preferred Stock.

         (b) Upon completion of the distribution in full of the Series A Liquidation Preference as contemplated by SECTION 1(a) above, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by each such holder.

         (c) For purposes of this SECTION 1, any acquisition of the Corporation by means of a merger or other form of corporate reorganization in which the shareholders of the Corporation do not own, following such transaction, a majority of the outstanding shares of the surviving or acquiring corporation (measured on an as-converted to common stock basis), or a sale of all or substantially all of the assets of the Corporation (any such acquisition or sale being hereinafter referred to as an "ACQUISITION"), shall be treated as a Liquidation. Upon the closing of any Acquisition, the holders of Series A Preferred Stock and Common Stock shall be entitled to receive the amounts of cash, securities or other property as specified in SECTIONS 1(a) and 1(b) above, respectively.

         (d) Any securities to be delivered to the holders of Series A Preferred Stock and Common Stock pursuant to SECTION 1(c) above shall be valued as follows:

                  (i) For securities not subject to investment letter or other similar restrictions on free marketability:

                           (1) If traded on a securities exchange, the value
                  shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                           (2) If actively traded over-the-counter, the value
                  shall be deemed to be the average of the closing bid and asked prices over the thirty (30) day period ending three (3) days prior to the closing; and

                           (3) If there is no active public market, the value
                  shall be the fair market value thereof as determined in good faith by the Board; and

                  (ii) The value of securities subject to investment letter or other restrictions on free marketability shall be appropriately discounted as determined in good faith by the Board.

         (e) The provisions of this SECTION 1 are in addition to the protective provisions of SECTION 5 below.

         (f) Without limiting the provisions of SECTION 5 below, Sections 502 and 503 of the California Corporations Code shall not apply to any redemption, repurchase or other acquisition for value by the Corporation of any shares of Preferred Stock or Common Stock.

         2. DIVIDENDS AND DISTRIBUTIONS.

         (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.0765 per share (as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to such shares after the Original Issue Date) per annum, payable out of funds legally available therefor; PROVIDED, HOWEVER, that (i) any such dividend shall be payable only when, as and if declared by the Board and (ii) any rights of the holders of Series A Preferred Stock to any such dividend shall be noncumulative.

         (b) No dividend or other distribution (other than any dividend or distribution payable solely in shares of Common Stock or any right to acquire shares of Common Stock) shall be paid or declared on the Common Stock during any 12-month period, and the Corporation shall not repurchase, redeem or otherwise acquire for value any shares of Common Stock, unless and until, during that 12-month period, a dividend as set forth in SECTION 2(a) above on the Series A Preferred Stock shall have been paid or declared and set apart, except the Corporation may do the following (collectively, "EXEMPT COMMON STOCK TRANSACTIONS"):

                  (i) repurchase shares of Common Stock from any former employee, director or consultant pursuant to agreements which permit the Corporation to repurchase such shares upon the termination of such employee's, director's or consultant's service to the Corporation; and

                  (ii) acquire shares of Common Stock in exercise of the Corporation's right of first refusal pursuant to any contractual arrangements to which such shares are subject.

         (c) In addition to the provisions of Section 2(b) above, no dividend or distribution (other than any dividend or distribution payable solely in shares of Common Stock or any right to acquire shares of Common Stock) shall be paid or declared on any shares of Common Stock unless an equivalent dividend or distribution (measured on an as-if-converted to Common Stock basis) shall have been paid or declared and set apart on the Series A Preferred Stock.

         (d) In the event of a conversion of any of the shares of Series A Preferred Stock pursuant to Section 3 below, any declared and unpaid dividends on such shares shall be paid in cash upon such conversion.

         3. CONVERSION. The holders of Series A Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

         (a) CONVERSION PRICES. As used herein, the "SERIES A CONVERSION PRICE" initially shall be the Original Series A Purchase Price, but shall be subject to adjustment as set forth in Sections 3(f), 3(g) and 3(h) below.

         (b) DIVIDENDS. Upon any conversion of any shares of Series A Preferred Stock as provided in this Section 3, any declared and unpaid dividends with respect to such shares shall be paid to the holder thereof as provided in
Section 2(d) above.

         (c) RIGHT TO CONVERT. Subject to the provisions of Section 3(e)(i) below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Purchase Price by the Series A Conversion Price then in effect.

         (d) AUTOMATIC CONVERSION OF SERIES A. Each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Purchase Price by the Series A Conversion Price then in effect upon the earlier of the following:

                  (i) the date specified by the vote, written consent or agreement of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding; or

                  (ii) the closing of a sale of Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), other than a registration relating solely to a transaction under Rule 145 of the Securities Act or to an employee benefit plan of the Corporation, at a public offering price per share (before underwriters' discounts and expenses) of at least $5.10 (as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to the Common Stock after the Original Issue Date) with aggregate proceeds to the Corporation and any selling shareholders (before underwriters' discounts and expenses) of at least $10,000,000.00 (a "QUALIFIED INITIAL PUBLIC OFFERING").

         (e) MECHANICS OF CONVERSION.

                  (i) Before any holder of shares of Series A Preferred Stock shall be entitled to convert such shares pursuant to the provisions of Section 3(c) above and receive a certificate or certificates evidencing the shares of Common Stock into which such holder's shares of Series A Preferred Stock are convertible, such holder shall give written notice of the same to the Corporation at its principal executive offices and shall surrender the certificate or certificates evidencing such shares, duly endorsed, at such offices of the Corporation. The Corporation shall, as soon as practicable thereafter, issue and deliver at such offices to such holder (A) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and (B) payment for any declared but unpaid dividends on the shares of Series A Preferred Stock converted (as provided in Section 2(d) above). Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of the holder's surrender of the certificate or certificates evidencing such holder's shares of Series A Preferred Stock to be converted, and such holder shall be treated for all purposes as the holder of the shares of Common Stock issuable upon such conversion as of such date.

                  (ii) Upon the occurrence of any of the events specified in
Section 3(d) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to each such holder promptly at such office and in his, her or its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 2(d) above. If an automatic conversion is effected by reason of a Qualified Initial Public Offering, such conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

         (f) ADJUSTMENTS TO SERIES A CONVERSION PRICE.

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 3(f), the following definitions apply:

                  (1) "OPTIONS" mean rights, options or warrants to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities (as hereinafter defined).

                  (2) "ORIGINAL ISSUE DATE" means the date on which the first share of Series A Preferred Stock is issued by the Corporation.

                  (3) "CONVERTIBLE SECURITIES" mean any evidences of indebtedness, shares (other than shares of Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                  (4) "RELATED PARTY" means any holder of more than five percent (5%) of the Corporation's capital stock (including capital stock that would be received upon the exercise of any Options) and (i) if such holder is an individual, such holder's spouse, lineal descendents or antecedents, siblings or the spouse of any of the foregoing, and (ii) if such holder is an entity, then any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such holder.

                  (5) "ADDITIONAL SHARES OF COMMON STOCK" mean all shares of Common Stock issued (or, pursuant to Section 3(f)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                           a. Upon conversion of shares of Series A Preferred
                  Stock;

                           b. To employees, directors or consultants of the
                  Corporation who are not Related Parties under or pursuant to stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by a majority of the Board so long as, for purposes of this clause b (and without limiting the provisions of clause c below), the number of shares of Common Stock so issuable or issued (and not repurchased at cost or a lesser repurchase price by the Corporation in connection with any termination of service) does not exceed 1,882,500 shares;

                           c. To employees, directors or consultants of the
                  Corporation (including to any Related Party) under or pursuant to stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved unanimously by the Board after the Original Issue Date;

                           d. Pursuant to any bona fide joint venture,
                  partnership or collaboration or any research, product development or marketing or intellectual property licensing arrangement, or any arrangement similar to any of the foregoing, if approved by the Board; provided, however, that any such arrangement with a Related Party shall be approved unanimously by the Board;

                           e. Pursuant to any leasing or credit arrangements if
                  approved by the Board; PROVIDED, HOWEVER, that any such arrangement with a Related Party shall be approved unanimously by the Board;

                           f. Pursuant to any merger, consolidation, acquisition
                  or similar business transaction if approved by the Board; PROVIDED, HOWEVER, that any such transaction with a Related Party shall be approved unanimously by the Board;

                           g. In connection with any underwritten public
                  offering of the Corporation's securities;

                           h. As a dividend or distribution on shares of Series
                  A Preferred Stock;

                           i. Upon any exercise or conversion of Options or
                  Convertible Securities (or Options exercisable for Convertible Securities) which are outstanding as of the Original Issue Date;

                           j. In any instance for which an appropriate
                  adjustment of the Series A Conversion Price is made pursuant to the provisions of SECTION 3(g) below;

                           k. In a recapitalization or reorganization affecting
                  shares of Common Stock for which an appropriate adjustment of the Series A Conversion Price is made, or pursuant to which appropriate provisions are made for the holders of the outstanding shares of Series A Preferred Stock, pursuant to the provisions of SECTION 3(h) below; or

                           1. In any transaction or circumstance with respect to
                  which the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock consent to such shares of Common Stock being excluded from the definition of "Additional Shares of Common Stock."

                  (ii) NO ADJUSTMENT OF SERIES A CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance (or, pursuant to SECTION 3(f)(iii) below, the deemed issuance) of Additional Shares of Common Stock unless the consideration per share (determined pursuant to SECTION 3 (f)(v) below) for an Additional Share of Common Stock issued (or, pursuant to SECTION 3
(f)(iii) below, deemed to be issued) by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

                  (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation, at any time or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED, HOWEVER, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (1) No further adjustments in the Series A Conversion
                  Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (2) If such Options or Convertible Securities by
                  their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and PROVIDED, FURTHER, that no such adjustment of the Series A Conversion Price shall affect shares of Common Stock previously issued upon conversion of shares of Series A Preferred Stock;

                           (3) Upon the expiration of any such Options or any
                  rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    a. In the case of Convertible Securities or
                           Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                            b. In the case of Options for
                          Convertible Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options and the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, plus the additional consideration, if any, actually received by the Corporation upon conversion or exchange of such Convertible Securities;

                  (4) No readjustment pursuant to CLAUSES (2) or Q) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of the Series A Conversion Price on the original adjustment date or the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                  (5) In the case of any Options which expire by their terms not more than sixty (60) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in CLAUSE 3 above; and

                  (6) If any record date shall have been fixed and Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                  (iv) ADJUSTMENT OF SERIES A CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to SECTION 3(f)(iii)) without consideration or for an amount of consideration per share which is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, as of the opening of business on the date of such issue, to a price determined by multiplying such then applicable Series A Conversion Price in effect immediately prior to such issuance or sale by a fraction:

                  (1) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as provided below) immediately prior to such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (as determined in SECTION 3(f)(v) below) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such then applicable Series A Conversion Price, and

                  (2) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as provided below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred Stock could be converted if fully converted on the day immediately preceding the given date and
(C) the number of shares of Common Stock which could be obtained through the exercise and conversion or exchange for Common Stock of all Options and Convertible Securities outstanding on the date immediately preceding the given date.

                  (v) DETERMINATION OF CONSIDERATION. For purposes of this
SECTION 3(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) CASH AND PROPERTY. Such consideration shall:

                           a. Insofar as it consists of cash, be computed at the
                  aggregate amount of cash received by the Corporation (excluding amounts paid or payable for accrued interest or accrued dividends);

                           b. Insofar as it consists of property other than
                  cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                           c. In the event Additional Shares of Common Stock are
                  issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in CLAUSES (1) and Q above, as determined in good faith by the Board.

                  (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to the provisions of SECTION 3(f)(iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

                           a. The total amount, if any, received or receivable
                  by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           b. The maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options and conversion or exchange of such Convertible Securities.

                  (g) ADJUSTMENTS TO SERIES A CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation, at any time or from time to time after the Original Issue Date, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                  (h) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of shares of Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in SECTION 3(g) above or an Acquisition provided for in SECTION 1(c) above), the Series A Conversion Price then in effect (and the Conversion Rights, as applicable) shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series A Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders of Series A Preferred Stock upon the conversion of Series A Preferred Stock immediately before such change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the outstanding shares of Series A Preferred Stock after the reorganization or reclassification to the end that the provisions of this SECTION 3 (including the provisions regarding adjustment of the Series A Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (i) NO IMPAIRMENT. Except with the requisite vote of the Corporation's shareholders (as set forth herein or required by applicable law), the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights against impairment.

                  (j) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to the provisions of this SECTION 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms of this
Section 3 and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such shares of Series A Preferred Stock.

                  (k) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder (whether in connection with any such conversion or otherwise).

                  (1) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose (including engaging in best efforts to obtain the requisite shareholder approval to effect any such action).

                  (m) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share of Series A Preferred Stock. Rather, all shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

         4. VOTING RIGHTS; ELECTION OF DIRECTORS.

                  (a) VOTING RIGHTS. Except as otherwise expressly provided herein (including in SECTION 5 below) or as required by law, (i) each holder of shares of Series A Preferred Stock shall (A) be entitled to that number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could then be converted (pursuant to the provisions of SECTION 3(c) above) and (B) have voting rights and powers with respect thereto which are equal to the voting rights and powers of the holders of shares of Common Stock, and (ii) holders of shares of Series A Preferred Stock shall vote together with the holders of shares of Common Stock as a single class and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation; PROVIDED, HOWEVER, that fractional votes shall not be permitted (and any fractional voting rights resulting from the above formula, after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could then be converted, shall be rounded to the nearest whole number (with one-half being rounded upward)).

                  (b) ELECTION OF SERIES A DIRECTOR. For so long as the outstanding number of shares of Series A Preferred Stock (assuming, for this purpose, the exercise of all outstanding rights to acquire shares of Series A Preferred Stock (except where any default by the holder of any such right has not been cured within the applicable cure period)) represent at least FIVE PERCENT (5%) of the total number of shares of Common Stock outstanding (assuming, for this purpose, the conversion into Common Stock of all shares of Series A Preferred Stock outstanding and the exercise and conversion or exchange for Common Stock of all Options and Convertible Securities outstanding), the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to (i) elect one (1) member of the Board (the "SERIES A DIRECTOR") at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, (ii) remove from office such director and (iii) fill any vacancy caused by the resignation, death or removal of such director.

         5. SERIES A PROTECTIONS. For so long as at least FIFTY PERCENT (50%) of the total number of shares of Series A Preferred Stock issued by the Corporation remain outstanding, the Corporation shall not, without the vote, written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or taking action as a class;

                  (a) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of Series A Preferred Stock or Common Stock; PROVIDED, HOWEVER, that the provisions of this SECTION 5(a) shall not apply to (i) any Exempt Common Stock Transactions or (ii) any transactions approved unanimously by the Board;

                  (b) Pay or declare any dividend or distribution on any shares of Common Stock; PROVIDED, HOWEVER, that the provisions of this SECTION 5(b) shall not apply to (i) any dividend or distribution payable solely in shares of Common Stock or any right to acquire shares of Common Stock or (ii) any dividend or distribution approved unanimously by the Board;

                  (c) Amend, alter or waive the rights, preferences or privileges of the shares of Series A Preferred Stock as set forth herein including, but not limited to, reducing the amount payable to the holders of the Series A Preferred Stock upon a Liquidation, reducing the dividend rate of the Series A Preferred Stock provided for herein, making the Series A Preferred Stock redeemable at the option of the Corporation, canceling or modifying the conversion rights of the Series A Preferred Stock as provided for herein, or adversely affecting the voting powers and rights of the Series A Preferred Stock provided for herein;

                  (d) Increase or decrease the total number of authorized shares of Series A Preferred Stock;

                  (e) Modify any existing stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements in effect as of the Original Issue Date, or adopt any new stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements following the Original Issue Date, such that the total number of shares of Common Stock issued or issuable pursuant thereto (and not repurchased at cost or a lesser repurchase price by the Corporation in connection with any termination of service) exceeds 1,882,500 shares; PROVIDED, HOWEVER, that the provisions of this SECTION 5(e) shall not apply to any stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved unanimously by the Board; or

                  (f) Enter into any material transaction including, without limitation, any Acquisition, with a Related Party if such transaction has not been unanimously approved by the Board.

         6. STATUS OF CONVERTED STOCK. In the event that any shares of Series A Preferred Stock shall be converted pursuant to the provisions of Section 3 above, the shares so converted shall thereupon be restored to the status of authorized but unissued shares of Preferred Stock.

                                  ARTICLE IV.

         A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

         C. Any repeal or modification of the provisions of this Article IV shall only be prospective and shall not adversely affect any right or protection of any director or agent of the Corporation existing or in effect at the time of such repeal or modification.

                                     * * *

         4. The foregoing amendment and restatement of the Corporation's Articles of Incorporation has been duly approved by the Corporation's Board of Directors.

         5. The foregoing amendment and restatement of the Corporation's Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the Corporation is 6,275,000 shares of Common Stock and no shares of Preferred Stock. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

         I further declare raider penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct of my own knowledge.

         Executed in Woodside, California, on September 24, 2004.



                                              /s/ William Matthews
                                              ------------------------------
                                              William Matthews
                                              President and Secretary




                                         [OFFICE OF THE SECRETARY OF STATE SEAL]

                                    EXHIBIT B

                            INVESTOR RIGHTS AGREEMENT

                      [SEE EXHIBIT 10.4 TO THIS FORM 10-Q]

                                    EXHIBIT C

                                CO-SALE AGREEMENT

                      [SEE EXHIBIT 10.2 TO THIS FORM 10-Q]

                                    EXHIBIT D

                                VOTING AGREEMENT

                      [SEE EXHIBIT 10.3 TO THIS FORM 10-Q]

                                    EXHIBIT E

                                  LEGAL OPINION

                                     [LOGO]
                             PILLSBURY WINTHROP LLP

            11682 EL CAMINO REAL SUITE 200 SAN DIEGO, CA 92130-2092
                          619-234-5000 F: 858-509-4010


October 1, 2004


Combimatrix Corporation
6500 Harbour Heights Parkway, Ste. 110
Mukilteo, WA 98275

         Re:      Leuchemix Inc. - Sale of Series A Preferred Stock
                  -------------------------------------------------
Ladies and Gentlemen:

We have acted as counsel to Leuchemix, Inc., a California corporation ("LEUCHEMIX"), with respect to the negotiation and execution of that certain Series A Preferred Stock Purchase Agreement entered into as of October 1, 2004 (the "PURCHASE AGREEMENT"), between you and Leuchemix. Unless otherwise defined herein, terms with initial letters capitalized shall have their respective meanings as set forth in the Purchase Agreement. This opinion is rendered pursuant to Section 4.6 of the Purchase Agreement.

We have examined executed originals, counterparts or copies of each of the following:

         (a)      the Purchase Agreement;

         (b)      the Investor Rights Agreement;

         (c)      the Co-Sale Agreement; and

         (d) the Voting Agreement (referred to herein with the Purchase Agreement, the Investor Rights Agreement and the Co-Sale Agreement, collectively, as the "TRANSACTION DOCUMENTS").

We have also examined such corporate records of Leuchemix and such other documents and certificates of public officials and representatives of Leuchemix as we have deemed necessary as a basis for the opinions expressed herein.

We have assumed, without any independent investigation or verification of any kind: (i) the genuineness of all signatures; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) that there are no agreements or understandings among any of the parties to the Transaction Documents, written or oral, or usage of trade or course of prior dealing among such parties, that would, in any case, define, supplement or qualify


                                      E-1
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                             PILLSBURY WINTHROP LLP


Combimatrix Corporation
October 1, 2004
Page 2


any of the terms of the Transaction Documents; (v) the legal capacity of all natural persons; and (vi) as to documents executed by parties other than Leuchemix, that each such party had the power to enter into and perform its obligations thereunder, and that such documents have been duly and validly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

We express no opinion as to the laws of any jurisdiction other than California and the United States, nor as to the effect on the transactions contemplated by the Transaction Documents of any antitrust or tax laws or regulations or, except as expressly set forth in paragraph 6 below, any securities laws or regulations.

Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

         1. Leuchemix has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has all requisite corporate power and corporate authority to own and operate its properties and to carry on its business as presently conducted.

         2. Leuchemix's authorized capitalization is as set forth in the Amended Articles. To our knowledge, Six Million Two Hundred Seventy-Five Thousand (6,275,000) shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The shares of the Company's Series A Preferred Stock to be sold to the Investor (the "SHARES"), when issued and paid for pursuant to the terms of the Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Common Stock issuable upon conversion of the Shares has been reserved for issuance and, when and if issued upon such conversion in accordance with the Amended Articles, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of the Shares and the Common Stock issuable upon conversion of the Shares is, to our knowledge, not subject to any preemptive rights or rights of first refusal or other similar rights created by Leuchemix. Other than as set forth in the Transaction Documents, the Amended Articles or the Schedule of Exceptions referenced in the Purchase Agreement, there are, to our knowledge, no options, warrants, conversion privileges or other rights outstanding to purchase or otherwise obtain from Leuchemix any securities of Leuchemix.

         3. Leuchemix has all requisite corporate power and corporate authority to issue the Shares, and all corporate action required to be taken for the due and proper authorization and valid issuance of the Shares has been taken.


                                      E-2
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                             PILLSBURY WINTHROP LLP


Combimatrix Corporation
October 1, 2004
Page 3

         4. Leuchemix has all requisite corporate power and corporate authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. All corporate action required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents by Leuchemix and the performance by Leuchemix of the covenants of Leuchemix set forth in the Transaction Documents has been taken, and the Transaction Documents have been executed and delivered by Leuchemix.

         5. Each of the Transaction Documents constitutes a valid and legally binding agreement of Leuchemix, enforceable against Leuchemix in accordance with its respective terms.

         6. Subject to the accuracy of your representations in Section 3 of the Purchase Agreement, the offer, sale and issuance of the Shares to you in conformity with the terms of the Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended.

Our opinion set forth above in paragraph 5 above is subject to and limited by the following:

                  (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, conservatorship, arrangement, moratorium and other laws affecting or relating to the rights of creditors generally;

                  (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law;

                  (iii) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the other party, or which have held that the other party's enforcement of such covenants or provisions under the circumstances would violate such other party's covenants of good faith and fair dealing implied under California law; and


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                             PILLSBURY WINTHROP LLP


Combimatrix Corporation
October 1, 2004
Page 4


                  (iv) the enforceability of provisions regarding indemnity or contribution (to the extent contrary to public policy), non-waiver of remedies by a failure or delay of exercise, severability, parol evidence, voting arrangements or rights, attorneys' fees, choice of venue, consent to jurisdiction and choice of law.

The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur or be effective subsequent to the date hereof. This opinion is rendered solely for your information in connection with the transactions contemplated by the Purchase Agreement to which Leuchemix is a party and may not be relied upon by any other person or for any other purpose without our prior express written consent.

Very truly yours,



/s/ Pillsbury Winthrop LLP
--------------------------
Pillsbury Winthrop, LLP


                                      E-4